================================================================================
                           KMC TELECOM HOLDINGS, INC.,
                                   as Issuer,



                           KMC TELECOM FINANCING, INC.
                                  as Guarantor,


                                       and


                            THE CHASE MANHATTAN BANK,
                                   as Trustee




                          First Supplemental Indenture

                            Dated as of May 24, 1999





                     12 1/2% Senior Discount Notes due 2008


================================================================================

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 24, 1999, among KMC TELECOM HOLDINGS, INC., a Delaware corporation, as issuer (the "COMPANY"), KMC TELECOM FINANCING, INC., a Delaware corporation and a Restricted Subsidiary of the Company, as guarantor (the "GUARANTOR"), and THE CHASE MANHATTAN BANK, as trustee (the "TRUSTEE").


                             RECITALS OF THE COMPANY

          WHEREAS, the Company and the Trustee have entered into that certain indenture dated as of January 29, 1998 (the "SENIOR DISCOUNT NOTES INDENTURE"), pursuant to which the Company issued in the original aggregate principal amount at maturity of $460,800,000 12 1/2% Senior Discount Notes due 2008 (thE "SENIOR DISCOUNT NOtes");

          WHEREAS, the Company covenanted and agreed pursuant to the terms of the Senior Discount Notes Indenture not to permit any Restricted Subsidiary (as defined in the Senior Discount Notes Indenture), directly or indirectly, to guarantee any indebtedness of the Company which is equal or subordinate in right of payment with the Senior Discount Notes unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Senior Discount Notes Indenture to provide for a Guarantee of the payment of the Senior Discount Notes by such Restricted Subsidiary;

          WHEREAS, the Guarantor is a Restricted Subsidiary of the Company;

          WHEREAS, the Company, the Guarantor and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Company is issuing on the date hereof $275,000,000 in aggregate principal amount of 13 1/2% Senior Notes due 2009 (thE "NOtes") which are equal in right of payment with the Senior Discount Notes; and

          WHEREAS, the Notes are guaranteed by the Guarantor pursuant to the terms of the Indenture.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree, for the equal and proportionate benefit of all Holders of the Senior Discount Notes, as follows:

                                    ARTICLE I

                            RATIFICATION; DEFINITIONS

          SECTION 1.01. FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture is supplemental to, and is entered into in accordance with Section
9.01 of the Senior Discount Notes Indenture, and except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Senior Discount Notes Indenture are in all respects ratified and confirmed and shall remain in full force and effect; and

          SECTION 1.02. DEFINITIONS. Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the Senior Discount Notes Indenture shall have the same meanings, respectively, in this First Supplemental Indenture as such terms are given in said Section 1.01 of the Senior Discount Notes Indenture.


                                   ARTICLE II
                       GUARANTEE OF SENIOR DISCOUNT NOTES

          SECTION  2.01.  GUARANTEE.  (a)  Subject  to the  provisions  of  this
Supplemental Indenture, the Guarantor hereby fully, unconditionally and irrevocably guarantees (hereinafter referred to as the "SUBSIDIARY GUARANTEE") to each holder of the Senior Discount Notes (each, a "HOLDER" and collectively, the "HOLDERS") and to the Trustee on behalf of itself and such Holders:

          (i) the due and punctual payment of the Accreted Value or principal amount at maturity of, premium, if any, on and interest on each Senior Discount Note outstanding as of the date hereof, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on such Senior Discount Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Senior Discount Note and the Senior Discount Note Indenture; and

          (ii) in the case of any extension of time of payment or renewal of any such Senior Discount Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise.

          (b) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Senior Discount Note or the debt evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Senior Discount Note except by payment in full of the Accreted Value or principal amount at maturity thereof and interest thereon in the manner contemplated by the terms of the Senior Discount Notes Indenture. For the purposes of this First Supplemental Indenture, the maturity of the obligations guaranteed hereby may be accelerated as set forth under Article Six of the Senior Discount Notes Indenture (hereinafter referred to as "ARTICLE SIX"). In the event of any declaration of acceleration of such obligations as provided in such Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this First Supplemental Indenture. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee may make a demand for payment on the Senior Discount Notes under this Subsidiary Guarantee. Notwithstanding the foregoing, this Subsidiary Guarantee by the Guarantor shall automatically terminate upon the earlier of (i) the payment in full of the Accreted Value or principal amount at maturity of, premium, if any, and interest on all outstanding Senior Discount Notes and (ii) the termination of the guarantee of the Notes by the Guarantor in accordance with Section 11.01 of the Indenture, unless such termination under Section 11.01 of the Indenture results from a payment by the Guarantor under the Note Guarantee. If the Trustee or the Holder is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Senior Discount Note, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

          (c) Until such time as the Senior Discount Notes outstanding as of the date hereof are fully and finally paid, including all interest, premium, principal and liquidated damages with respect thereto, the Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under this Subsidiary Guarantee and this Supplemental Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Accreted Value or principal amount at maturity of, premium, if any, and accrued interest on the Senior Discount Notes or any other amounts payable by the Company under the Senior Discount Notes Indenture shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Holders and the Trustee, and shall forthwith be paid to the Trustee for the benefit of itself and the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Senior Discount Notes.

          (d) This Subsidiary Guarantee shall not be valid or become obligatory for any purpose with respect to a Senior Discount Note until the certificate of authentication on the Note shall have been signed by or on behalf of the Trustee pursuant to the terms of the Indenture.

          SECTION 2.02. OBLIGATIONS UNCONDITIONAL. (a) Subject to Section 2.05, nothing contained in this First Supplemental Indenture or in the Senior Discount Notes is intended to or shall impair, as among the Guarantor, the Trustee and the Holders, the obligation of the Guarantor, which is absolute and unconditional, upon failure by the Company, to pay to the Holders the Accreted Value or principal amount at maturity of, premium, if any, and interest on the Senior Discount Notes outstanding as of the date hereof as and when the same shall become due and payable in accordance with their terms or any other amounts payable by the Company under the Senior Discount Notes Indenture, or is intended to or shall affect the relative rights of the Holders, the Trustee and creditors of the Guarantor, nor shall anything herein or therein prevent the Holders of such Senior Discount Notes or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

          (b) Without limiting the foregoing, nothing contained in this First Supplemental Indenture will restrict the right of the Trustee or the Holders to take any action to declare this Subsidiary Guarantee to be due and payable prior to the Stated Maturity of the Senior Discount Notes or to pursue any rights or remedies hereunder.

          SECTION 2.03. NOTICE TO TRUSTEE. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of this Subsidiary Guarantee pursuant to the provisions of this First Supplemental Indenture.

          SECTION 2.04. THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of the Accreted Value or principal amount at maturity of, premium, if any, or interest on the Senior Discount Notes by reason of any provision of this First Supplemental Indenture will not be construed as preventing the occurrence of an Event of Default.

          SECTION 2.05. NET WORTH LIMITATION. Notwithstanding any other provision of the Senior Discount Notes Indenture, this First Supplemental Indenture or the Senior Discount Notes and this Subsidiary Guarantee, this First Supplemental Indenture shall not be enforceable against the Guarantor in an amount in excess of the net worth of the Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of the Note Guarantee pursuant to the terms of the Indenture and the Collateral Pledge and Security Agreement. Such net worth shall include any claim or future claim of the Guarantor against the Company for reimbursement and any claim against any grantor of a Guarantee for contribution.


                                   ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.01. NOTICES. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  IF TO THE COMPANY OR THE GUARANTOR:

                           KMC Telecom Holdings, Inc.
                           1545 Route 206, Suite 300
                           Bedminster, New Jersey  07921
                           Telecopier Number:  (908) 719-8775
                           Attention: Chief Financial Officer

                                    With a copy to:

                           Kelley Drye & Warren LLP
                           101 Park Avenue
                           New York, NY  10178
                           Attention: Alan M. Epstein, Esq.

                                    and a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY 10017 - 3954
                           Attention: Arthur D. Robinson, Esq.

                  IF TO THE TRUSTEE:

                           The Chase Manhattan Bank
                           450 West 33rd Street, 15th Floor
                           New York, New York  10001-2697
                           Telecopier Number:  (212) 946-8159/8160
                           Attention: Capital Markets Fiduciary Services

                                    With a copy to:

                           Pryor Cashman Sherman & Flynn, LLP
                           410 Park Avenue
                           New York, NY  10022
                           Attention: Eric Hellige, Esq.

          The Company,  the Guarantor or the Trustee by notice to the others may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

          SECTION 3.02. SUCCESSORS AND ASSIGNS. All covenants and agreements of the Company, the Guarantor and the Trustee in this First Supplemental Indenture shall bind their respective successors.

          SECTION 3.03. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same First Supplemental Indenture.

          SECTION 3.04. GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

          SECTION 3.05. SEPARABILITY. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 3.06. EFFECTIVE DATE. This First Supplemental Indenture shall become effective as of the date hereof.

          SECTION 3.07. INCORPORATION INTO INDENTURE. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Senior Discount Notes Indenture; and the Senior Discount Notes Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          SECTION 3.08. THE TRUSTEE. The Trustee shall not be responsible for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

                                   SIGNATURES

          IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  First
Supplemental Indenture to be duly executed, all as of the date first written above.



                                                KMC TELECOM HOLDINGS, INC.



                                                By:  /s/ James D. Grenfell
                                                   -----------------------------
                                                Name:   James D. Grenfell
                                                Title:  Executive Vice President
                                                        Chief Financial Officer



                                                KMC TELECOM FINANCING, INC.
                                                   as Guarantor



                                                By:  /s/ James D. Grenfell
                                                   -----------------------------
                                                Name:   James D. Grenfell
                                                Title:  Executive Vice President
                                                        Chief Financial Officer



                                                THE CHASE MANHATTAN BANK,
                                                   as Trustee



                                                By:  /s/ P. Kelly
                                                   -----------------------------
                                                Name:  Patricia Kelly
                                                Title: Vice President